UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 19, 2021

CHEE CORP. (Exact Name of Registrant as Specified in Charter)

Nevada	333-216868	32-0509577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1206 E. Warner Road, Suite 101-l, Gilbert, AZ 85296

 (Address of Principal Executive Offices) (Zip Code)

480-225-4052

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On February 19, 2021, Chee Corp., a Nevada corporation (the “Company”), advanced the amount of $50,000 to Klusman Family Holdings, LLC (“KFH”). The obligation to repay the advance was evidenced by a Promissory Note (the “Note”) payable by KFH to the Company. The Note matures on June 30, 2021, is unsecured, bears interest at a rate of 10% per annum, and the unpaid principal and interest may be accelerated upon an event of default as defined thereunder. The proceeds of the advance are to be used by KFH toward the purchase of real property located in Chandler, Arizona. Aaron Klusman is the sole member of KFH. Mr. Klusman is also Chief Executive Officer and Chairman of the Board of the Company.

The description of the Note is only a summary of the material terms of the Note, does not purport to be a complete description of the Note, and is qualified in its entirety by reference to the Note, which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 2, 2021, Michael Witherill resigned from his positions of Chief Financial Officer, Secretary, and Treasurer of the Company.

Also on March 2, 2021, Rick Gean was appointed as Chief Financial Officer, Secretary, and Treasurer of the Company. Mr. Gean served as a consultant to the Company from February 18, 2021, to March 2, 2021.

Mr. Gean, age 68, has an extensive background working with emerging growth companies assisting in finance, accounting, capital formation, marketing, and operating strategies. He has worked with several companies, both public and private, advising on corporate finance issues, accounting, raising capital, and assisting in corporate development.

Mr. Gean started his career in public accounting at a local Arizona CPA firm in 1983, where he was initially introduced to the uniquely specific issues faced by entrepreneurs in small, fast growing companies. The hands-on environment provided by a small CPA firm afforded Mr. Gean an opportunity to participate in all aspects of accounting and finance for a diverse company clientele.

Since April 2015, Mr. Gean has run his own accounting firm, Gean Accounting Services, acting as virtual CFO and providing general finance advice and accounting for various companies, including: acting as CFO of PowerOneData International, Inc., an international smart grid company; financial advisor to Plum Mountain Imaging Corp., an MRI System rental and services company; financial advisor to Arrestage International, Inc., a natural skin care company; and acting as financial advisor and providing accounting services to Mind and Body Research, Inc., a start-up in the nutritional supplement and topical pain relief industry, advising on the acquisition of certain assets and various licenses.

Prior to that, Mr. Gean worked with several emerging growth companies, serving as the Director of Mergers and Acquisitions and CFO for a regional investment banking firm, gaining invaluable insight into investment banking. Mr. Gean also worked in corporate finance with a subsidiary of a California based venture capital firm, specializing in providing corporate finance and accelerator services to start-up and emerging growth companies. He acted as CFO for a nutraceutical manufacturing company and consultant to a publicly held company with a novel drug delivery technology, assisting in merger negotiations and fund raising activities.

Mr. Gean attended the University of Arizona, majoring in Public Administration, and Arizona State University, where he majored in Accounting.

Mr. Gean will receive $96,000 per year as compensation for his services. It is anticipated that the Company and Mr. Gean will enter into an Employment Agreement with respect to his appointment, but there is no assurance that will occur.

The Company has not entered into any transactions with Mr. Gean described in Item 404(a) of Regulation S-K. Mr. Gean was not appointed pursuant to any arrangement or understanding between him and any other person. There are no family relationships between Mr. Gean and any director or executive officer of the Company. Except for the anticipated Employment Agreement described herein, the Company did not enter into or materially amend any plan, contract, or arrangement that Mr. Gean will participate in in connection with his appointment.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1      Promissory Note payable by Klusman Family Holdings, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 5, 2021

Chee Corp., a Nevada corporation

By:	/s/ Rick Gean
Rick Gean, CFO, Secretary, and Treasurer

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